Exhibit 99.1

April 2008 This presentation includes forward- looking statements about the prospects of Quanex Building Products Corporation. Please refer to the Company's Amended Form 10-12B/A filed on March 24, 2008.

Agenda Transaction Overview Business Overview and Strategy Financial Overview Q & A

On November 19, 2007, Quanex Corporation announced its plan to separate its Building Products and Vehicular Products businesses Building Products to be spun-off to shareholders in a taxable transaction Immediately following the spin-off, Quanex Corporation (consisting principally of Vehicular Products) to merge with Gerdau S.A. for $39.20 per share in cash Allows Quanex Building Products to benefit from greater strategic focus which permits more corporate vigor and creativity to profitably grow QBP Offers Quanex Corporation stockholders the opportunity to continue to participate in growth prospects of new company - Quanex Building Products Separation Overview

Anticipated Listing: NYSE: NX Distribution Ratio: 1:1 Estimated Shares Outstanding: 37.3 milion (1) Transaction Close: April 23 (1) Based on the number of shares of Quanex Corporation outstanding common stock as of 12/31/07. Spin-Off Summary

Vision Become North America's leading manufacturer of engineered building components sold to OEMs and distributors of building products

Quanex Building Products

Company Snapshot

	Aluminum Sheet Building Products	Engineered Building Products
Products	•Flat rolled aluminum sheet •Mill finished •Painted & coated	•PVC extruded window and doors products •Window and door fenestration components •Insulated glass sealant systems
Markets(1)	 Other 10% T & D 30% B & C 60%	 RNC 40% RR 60%
Sales(2)	**$524**	**$458**
EBITDA/ Margin(3)(4)	**$76 / 14%**	**$72 / 16%**
Op Inc/ Margin(3)	**$66 / 13%**	**$44 / 10%**

(1) Management estimates for FY 2007. B & C = Building & Construction, T & D = Transportation & Distribution, RR = Residential Remodeling, RNC = Residential New Construction

(2) $ in millions and prior to inter-segment eliminations. Source: Amended Form 10-12B/ A filed with the SEC on March 17, 2008.

(3) $ in millions and prior to corporate overhead and LIFO charges.

(4) See reconciliation in Appendix A.

6

MARKET DRIVEN, PROCESS BASED

Nichols Aluminum We are a technological leader in the production of mill finished and value-add aluminum sheet. Our low-cost, scrap-based continuous caster is a differentiator for us. New residential construction and remodeling are our key markets.

Engineered Building Products We produce window and door components for OEMs that primarily serve the residential building and remodeling markets. We're all about windows and doors and we supply the brand leaders!

Product Lines

Engineered Products - Extruded Products Extruded Products Extruded Products

Engineered Products - Fenestration Components

Engineered Products - Insulating Glass Sealants

Aluminum Sheet Building Products - Nichols Aluminum

Company History

Investment Highlights

A Record of Innovation - Both Product and Process Both Product and Process Both Product and Process

Cutting-Edge Capabilities Culture of continuous process improvement Broad application of lean manufacturing principles Value mapping Six Sigma methodologies Kaizen events Standardized work techniques Specialized Products Specialized Products Competitive Prices Best-in-Class Service and Logistics Low-Cost Positions Short Lead Times

Superior Reputation for Quality and Service Just-in-time delivery Lead times as short as three days Low finished goods inventories On-time delivery rates well above 90% Cost-effective new product designs Collaborative design & engineering services State-of-the-art manufacturing processes Commitment to continuous process improvement

Strong Competitive Positions Strong product engineering Product co-development practices Customized design and blending High-quality materials Proprietary manufacturing techniques Value-added finishing services Product Differentiation Preferred Supplier Status Defendable Market Positions Attractive, Sustainable Operating Margins

Organic Growth Prospects

Recent Product Launches

Recent and Continuing New Program Impact

Seasoned Management Team

Financial Review

Settlement Cost Sensitivity *Assumes Quanex Building Products Corporation stock price on spin-off date $ in millions Source: Quanex Building Products Corporation Amended Form 10-12B/A filed March 24, 2008

Balance Sheet Summary (Unaudited, $ in million, except per share amounts) Source: Quanex Building Products Corporation Amended Form 10-12B/A filed March 24, 2008. (1) Assumes a Quanex Corporation stock price of $53 per share. (2) Book value per share defined as stockholders' equity divided by outstanding shares of 37.2 million as of October 31, 2007.

Income Statement Summary Engineered Building Products Aluminum Sheet Building Products $ in millions, Source: Quanex Building Products Amended Form 10-12(b) filed March 24, 2008. (1) Prior to inter-segment eliminations. (2) Prior to corporate overhead and LIFO charges. (3) See reconciliation in Appendix A.

Key Drivers Outlook Even though the housing market in 2008 is expected to be the worst in 20 years, we expect to: Continue to outperform the market Be in an enviable position to take advantage of a market recovery Sources: Global Insights (Housing Starts) - March 2008, NAHB (Remodeling) - October 2007.

History of strong cash flow and attractive financial performance Conservative capital structure No debt $21 million available cash(1) Considerable resources to fund growth strategy Strong, stable cash flows Significant borrowing capacity $275 million revolver Springboard for Growth (1) Subject to additional cash true-ups at transaction close and net cash flow during Separation Period.

Acquisitions & Summary

Acquisition Strategy Strong Balance Sheet Debt free Significant dry powder Interior and exterior fenestrations targets Expand residential footprint Extend product and process adjacencies to commercial markets Strengthen position in energy-efficient products and applications

QBP - A solid business with a record of outperforming its served markets Historically strong cash flows Pristine balance sheet Seasoned management team Demonstrated integration skills Exciting growth potential Highlights

33 Appendix A In addition to using Net Sales and Operating Income to evaluate the Company's financial performance, it also utilizes other financial metrics to evaluate performance, including the non-GAAP financial metric EBITDA. The Company defines EBITDA as earnings before interest expense, taxes, depreciation and amortization and other non-operating income. The Company uses EBITDA as a measure of its operational profitability before non- operating expenses and charges. The Company believes EBITDA is useful to investor and other external users of its financial statements in evaluating its operating performance because it helps investors more meaningfully evaluate and compare the results of operations from period to period by removing the impact of capital structure (primarily interest charges from outstanding debt) and asset base (primarily depreciation and amortization of fixed and intangible assets) from its operating results. The Company uses EBITDA as a measure of operating performance to assist in comparing the Company's performance on a consistent basis as it removes the impact of the Company's capital structure and asset base from its operating results; to assess compliance with financial ratios and covenants that are expected to be included in its revolving credit facility; in communications with lenders, rating agencies and others concerning the Company's financial performance; and to assist the Company in evaluating acquisitions by providing a comparable measure in which to value potential target companies. (Unaudited, $ in millions, except per share amounts) Segment operating income, depreciation and amortization and EBITDA are before corporate expenses, LIFO charges and stock option expenses. Appendix A